LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Full Year 2017 - Another Record Year for Live Nation
•	Revenue Up 24% to $10.3 Billion
•	Live Nation Concerts Attendance of 86 Million, Up 21%
•	Ticketmaster Fee-Bearing GTV Up 15% and Secondary GTV Up 16%
•	Sponsorship & Advertising Revenue Up 18%
•	Event-Related Deferred Revenue Up 13% to $816 Million as of December 31

2018 Indicators (as of Mid-February)
•	Confirmed Concerts Show Count Up 7% Year-Over-Year
•	On-Site Spending at Amphitheaters Expected to Grow Additional $2 Per Fan
•	Sponsorship & Advertising Committed Net Revenue at 70% of 2018 Projections

LOS ANGELES – February 27, 2018 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three months and full year ended December 31, 2017.
Live Nation delivered its seventh consecutive year of record results, with revenue growth across all our divisions - concerts, sponsorship and ticketing. We continue to see the tremendous power of live events, with strong consumer demand and a robust supply of new and established artists hitting the road from clubs to stadiums. Live is truly a unique entertainment form; it cannot be duplicated and creates lifetime memories that fans are craving more than ever in this experience economy.
We believe the live business will continue to have strong growth for years to come as fans globally drive demand, artists are touring more, and sponsorship and ticketing benefit from the concerts flywheel.

Concerts Market Share Expansion Continued in 2017
Live Nation continued to grow its global market share in 2017, adding 15 million fans globally for a total of almost 86 million fans, driving concerts revenue up 26%.
Across all of the artists we work with, we invested $5.6 billion to promote 30,000 shows in 40 countries, with Live Nation by far the largest financial supporter of artists in music. Fans, more than ever, find the live experience, from club shows to arenas to festivals, a top entertainment choice and the best way to celebrate their favorite artists and share the experience with other fans. In the United States alone, over the past 10 years consumer spending on experiences has grown $5 billion per year, and we believe this trend will continue driving a structural increase in demand for concerts globally. In 2017, we built on our leadership position across our business, with double-digit fan growth in both North America and internationally, and across arenas, stadiums, festivals, and theaters and clubs.
In addition to growing our show count and attendance, our pricing and on-site initiatives also continue to improve our results. Average ticket prices for our shows increased by 5% in 2017, amounting to over $250 million additional revenue as artists more effectively captured the true value from their shows. Once at the show, average per-fan spending grew as well. At our amphitheaters, this spending grew by 9% to over $24 per head as we added more high-end products, improved the quality of our food and beverage offering and increased points of sale.
The strength of our business is continuing into 2018 with confirmed arena, amphitheater and stadium shows through February 19th up 7% compared to this time last year. Overall, we expect a very strong year across our amphitheaters, arenas and festivals, with some decline in stadium show count on a year-over-year basis. Given our plans to further monetize our fan relationships, I expect this will translate into continued strong growth in concerts operating results in 2018.

Sponsorship Continued Strong Growth in 2017
In our high-margin sponsorship division, we grew our revenue by 18% in 2017. Throughout the year, our top strategic sponsors have been a key driver of our growth, as our 50-plus sponsors that spend over $1 million per year with us collectively spent $285 million to reach our fans, up 19% from last year. Sponsorship revenue at our festivals grew 20%, driven by our new deals with brands including American Express, American Eagle, Samsung and Amazon Web Services.
All of this reinforces the power of our platform of 86 million fans, and the continued shift by brands to invest in the live experience. Our research indicates that 90% of brands think that Live Nation can help them reach millennials, and almost 70% of fans say they are more likely to be receptive to brand messaging at concerts.
With over 70% of budgeted sponsorship revenue for the year already committed, we are confident that we will again deliver double-digit growth in operating results for 2018.

Ticketmaster Extends Global Leadership Position
Ticketmaster continued growing its leadership position in ticketing in 2017, with fee-bearing gross transaction value, or GTV, up 15% and total platform GTV of $30 billion, delivering 500 million tickets to fans in 29 countries and a 17% increase in ticketing revenue.

The Ticketmaster platform continues to demonstrate its effectiveness in selling tickets to fans, with the fourth quarter being our top quarter ever, selling over 50 million fee-bearing tickets which delivered over $4.5 billion in GTV.
Our number one priority at Ticketmaster in 2017 was building products to better serve the artist community. Music has accounted for about 80% of Ticketmaster’s GTV growth in recent years, making it imperative for us to extend our focus from venues to those artists who are filling the venues.
First among those product successes last year was Verified Fan, a key step in giving artists greater control over how their tickets are sold. Throughout the year, we worked with over 80 artist campaigns on Verified Fan, selling three million tickets and saving fans over $100 million relative to what they would have spent on the secondary market to buy these tickets. As we look toward 2018, it will continue to be a top priority to evolve Verified Fan, while also building out a full suite of services that give artists greater control over how their tickets are priced and distributed.
At the same time, we have also continued to improve our marketplace, already by far the largest ticketing marketplace in the world. We remain focused on building the inventory available to fans, adding new clients and expanding our secondary listings. The addition of third-party events enabled Ticketmaster in North America to increase the number of events for which it sold tickets in 2017 by over 25%, and further reinforced our marketplace as the one-stop solution for fans needing tickets.
Collectively, these improvements drove Ticketmaster’s success in 2017, and this success is continuing into 2018, as ticket sales are up 5% through February 19th. We believe this positions us for another year of growth.

2018 Growth Drivers
In 2017, we again delivered strong growth through our flywheel strategy - growing our global concerts business, and thereby driving growth in our high-margin on-site, sponsorship and ticketing businesses. This strategy has consistently delivered results for several years now, creating shareholder value through increasing operating results and cash flow growth as we have continued expanding our global business.
The combination of macro trends and our demonstrated ability to execute provide great confidence in our ability to grow the business for many years to come. In 2018, I expect us to further consolidate our global concerts position while enhancing our on-site hospitality business and capturing additional pricing opportunities.

We believe that our sponsorship business will continue driving double-digit growth as more brands look for that direct connection with music fans. And a more effective Ticketmaster marketplace, along with further alignment with artists, should continue to build on Ticketmaster’s success.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Ariana Grande - Kevin Mazur/Getty Images, Lady Gaga - Getty Images for Live Nation

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Events & Webcasts section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be available under the Reports section at the same link. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact: Maili Bergman 310-867-7143 IR@livenation.com	Media Contact: Carrie Davis 310-975-6941 CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 4th QUARTER
(unaudited; $ in millions)

	Q4 2017 Reported	Q4 2016 Reported	Growth	Q4 2017 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,839.6	$1,203.0	53%	$1,803.5	50%
Sponsorship & Advertising	98.6	88.7	11%	96.6	9%
Ticketing	633.2	522.4	21%	622.5	19%
Other & Eliminations	(25.2)	(16.5)	(53%)	(25.2)	(53%)
	$2,546.2	$1,797.6	42%	$2,497.4	39%

Operating Income (Loss)**
Concerts	$(139.7)	$(77.6)	(80%)	$(138.8)	(79%)
Sponsorship & Advertising	48.0	48.2	0%	46.8	(3%)
Ticketing	(61.4)	39.1	*	(62.4)	*
Other & Eliminations	(9.8)	(5.5)	(78%)	(9.8)	(78%)
Corporate	(39.1)	(41.4)	6%	(39.1)	6%
	$(202.0)	$(37.2)	*	$(203.3)	*

Adjusted Operating Income (Loss)**
Concerts	$(35.6)	$(23.1)	(54%)	$(37.1)	(61%)
Sponsorship & Advertising	56.5	52.9	7%	55.3	5%
Ticketing	(0.2)	94.0	*	(2.2)	*
Other & Eliminations	(11.3)	(5.2)	*	(11.3)	*
Corporate	(32.2)	(35.7)	10%	(32.2)	10%
	$(22.8)	$82.9	*	$(27.5)	*
* percentages are not meaningful
** The company accrued $110 million in the fourth quarter of 2017 in connection with a legal settlement entered into in January 2018 that reduced operating income and adjusted operating income for both the Ticketing segment and the consolidated results.

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2017 Reported	12 Months 2016 Reported	Growth	12 Months 2017 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$7,892.1	$6,283.5	26%	$7,869.1	25%
Sponsorship & Advertising	445.1	377.6	18%	444.0	18%
Ticketing	2,143.8	1,827.9	17%	2,139.8	17%
Other & Eliminations	(143.6)	(134.1)	(7%)	(143.6)	(7%)
	$10,337.4	$8,354.9	24%	$10,309.3	23%

Operating Income (Loss)**
Concerts	$(93.6)	$(63.3)	(48%)	$(96.6)	(53%)
Sponsorship & Advertising	251.5	228.1	10%	251.0	10%
Ticketing	90.9	174.5	(48%)	87.1	(50%)
Other & Eliminations	(17.3)	(14.7)	(18%)	(17.3)	(18%)
Corporate	(140.1)	(129.7)	(8%)	(140.1)	(8%)
	$91.4	$194.9	(53%)	$84.1	(57%)

Adjusted Operating Income (Loss)**
Concerts	$185.0	$149.1	24%	$181.0	21%
Sponsorship & Advertising	280.5	247.6	13%	280.0	13%
Ticketing	297.9	365.3	(18%)	294.5	(19%)
Other & Eliminations	(21.6)	(13.9)	(55%)	(21.6)	(55%)
Corporate	(116.7)	(108.0)	(8%)	(116.7)	(8%)
	$625.1	$640.1	(2%)	$617.2	(4%)
** The company accrued $110 million in the fourth quarter of 2017 in connection with a legal settlement entered into in January 2018 that reduced operating income and adjusted operating income for both the Ticketing segment and the consolidated results.

•	As of December 31, 2017, total cash and cash equivalents were $1.8 billion, which includes $769 million in ticketing client cash and $448 million in free cash.

•	Event-related deferred revenue was $816 million as of December 31, 2017, compared to $722 million as of the same date in 2016.

•
For the quarter ended December 31, 2017, net cash provided by operating activities was $206 million and free cash flow — adjusted was $(99) million (which would have been $11 million without the negative impact of a $110 million legal settlement).

•	We currently expect capital expenditures for the full year 2018 to be approximately $250 million, with approximately 50% to be revenue generating capital expenditures.

•	We currently expect the amortization of nonrecoupable ticketing contract advances for the full year 2018 to be approximately in line with the total amount in 2017.

KEY OPERATING METRICS

	Year Ended December 31,
	2017	2016	2015
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	19,933	17,554	16,846
International	9,643	8,708	8,665
Total estimated events	29,576	26,262	25,511
Estimated fans:
North America	54,868	48,611	43,622
International	31,038	22,330	19,704
Total estimated fans	85,906	70,941	63,326
Ticketing (2)
Number of fee-bearing tickets sold	205,704	187,094	175,334
Number of non-fee-bearing tickets sold	292,242	297,766	297,087
Total tickets sold	497,946	484,860	472,421

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The number of fee-bearing tickets sold includes primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing and which are reported as the events occur. The non-fee-bearing tickets sold reported above includes primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2017	Q4 2016
Net cash provided by operating activities	$205.7	$478.0
Changes in operating assets and liabilities (working capital)	(250.9)	(422.5)
Free cash flow from earnings	$(45.2)	$55.5
Less: Maintenance capital expenditures	(31.0)	(33.7)
Distributions to noncontrolling interests	(23.1)	(29.8)
Free cash flow — adjusted	$(99.3)	$(8.0)

Net cash used in investing activities	$(92.1)	$(166.3)

Net cash provided by (used in) financing activities	$(101.4)	$208.9

($ in millions)	12 Months 2017	12 Months 2016
Net cash provided by operating activities	$623.0	$597.5
Changes in operating assets and liabilities (working capital)	(129.0)	(82.2)
Free cash flow from earnings	$494.0	$515.3
Less: Maintenance capital expenditures	(113.6)	(92.1)
Distributions to noncontrolling interests	(46.0)	(55.1)
Free cash flow — adjusted	$334.4	$368.1

Net cash used in investing activities	$(327.6)	$(426.5)

Net cash provided by (used in) financing activities	$(127.1)	$99.2

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2017
Cash and cash equivalents	$1,825.3
Client cash	(769.4)
Deferred revenue — event-related	(816.1)
Accrued artist fees	(41.1)
Collections on behalf of others	(48.1)
Prepaids related to artist settlements/events	297.2
Free cash	$447.8

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the expected growth of an additional $2 per fan in on-site spending at the company’s amphitheaters in 2018; the growth prospects of the live business for years to come; expectations for a strong 2018 across the company’s amphitheaters, arenas and festivals, with some anticipated decline in stadium show count on a year-over-year basis, and continued strong growth in concerts operating results expected in 2018; anticipated double-digit growth in the operating results of the company’s sponsorship and advertising business in 2018; anticipated growth in the company’s ticketing business in 2018; and the company’s anticipated ability to grow its business for many years to come while continuing further consolidation of its global concerts position. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and certain stock-based compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. The company calculates currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. The company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that the company defines as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. The company uses FCF among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Acquisition expenses	Adjusted operating income (loss)	Foreign exchange impact	Adjusted operating income (loss) constant currency
	Three Months Ended December 31, 2017

Concerts	$(139.7)	$12.3	$(0.5)	$81.4	$10.9	$(35.6)	$(1.5)	$(37.1)
Sponsorship & Advertising	48.0	0.3	—	8.2	—	56.5	(1.2)	55.3
Ticketing	(61.4)	1.1	—	59.9	0.2	(0.2)	(1.9)	(2.1)
Other and Eliminations	(9.8)	—	—	(1.5)	—	(11.3)	—	(11.3)
Corporate	(39.1)	5.1	—	1.8	—	(32.2)	—	(32.2)
Total Live Nation	$(202.0)	$18.8	$(0.5)	$149.8	$11.1	$(22.8)	$(4.6)	$(27.4)

	Three Months Ended December 31, 2016

Concerts	$(77.6)	$1.9	$0.1	$48.8	$3.7	$(23.1)	$—	$(23.1)
Sponsorship & Advertising	48.2	0.3	—	4.4	—	52.9	—	52.9
Ticketing	39.1	1.4	—	53.1	0.4	94.0	—	94.0
Other and Eliminations	(5.5)	0.1	—	0.2	—	(5.2)	—	(5.2)
Corporate	(41.4)	3.8	—	1.9	—	(35.7)	—	(35.7)
Total Live Nation	$(37.2)	$7.5	$0.1	$108.4	$4.1	$82.9	$—	$82.9

	Twelve Months Ended December 31, 2017

Concerts	$(93.6)	$18.9	$(1.1)	$226.3	$34.5	$185.0	$(4.0)	$181.0
Sponsorship & Advertising	251.5	1.3	—	27.7	—	280.5	(0.5)	280.0
Ticketing	90.9	4.2	—	200.8	2.0	297.9	(3.4)	294.5
Other and Eliminations	(17.3)	—	—	(4.3)	—	(21.6)	—	(21.6)
Corporate	(140.1)	18.4	—	5.0	—	(116.7)	—	(116.7)
Total Live Nation	$91.4	$42.8	$(1.1)	$455.5	$36.5	$625.1	$(7.9)	$617.2

	Twelve Months Ended December 31, 2016

Concerts	$(63.3)	$10.5	$(0.1)	$194.7	$7.3	$149.1	$—	$149.1
Sponsorship & Advertising	228.1	1.3	—	18.2	—	247.6	—	247.6
Ticketing	174.5	3.7	0.1	185.9	1.1	365.3	—	365.3
Other and Eliminations	(14.7)	0.2	—	0.4	0.2	(13.9)	—	(13.9)
Corporate	(129.7)	17.0	0.1	4.5	0.1	(108.0)	—	(108.0)
Total Live Nation	$194.9	$32.7	$0.1	$403.7	$8.7	$640.1	$—	$640.1

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$1,825,322	$1,526,591
Accounts receivable, less allowance of $32,755 and $29,634 in 2017 and 2016, respectively	725,304	568,936
Prepaid expenses	546,713	528,250
Other current assets	55,403	49,774
Total current assets	3,152,742	2,673,551
Property, plant and equipment
Land, buildings and improvements	955,937	838,545
Computer equipment and capitalized software	610,924	524,571
Furniture and other equipment	312,962	256,765
Construction in progress	133,906	125,430
	2,013,729	1,745,311
Less accumulated depreciation	1,127,793	993,775
	885,936	751,536
Intangible assets
Definite-lived intangible assets, net	729,265	812,031
Indefinite-lived intangible assets	369,023	368,766
Goodwill	1,754,589	1,747,088
Other long-term assets	612,708	411,294
Total assets	$7,504,263	$6,764,266
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$948,637	$726,475
Accounts payable	85,666	55,030
Accrued expenses	1,109,246	781,494
Deferred revenue	925,220	804,973
Current portion of long-term debt, net	347,593	53,317
Other current liabilities	160,638	39,055
Total current liabilities	3,577,000	2,460,344
Long-term debt, net	1,952,366	2,259,736
Long-term deferred income taxes	137,635	197,811
Other long-term liabilities	174,391	149,791
Commitments and contingent liabilities
Redeemable noncontrolling interests	244,727	347,068
Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 208,483,993 and 204,475,849 shares issued and 208,075,969 and 204,067,825 shares outstanding in 2017 and 2016, respectively	2,069	2,034
Additional paid-in capital	2,374,006	2,381,011
Accumulated deficit	(1,079,472)	(1,073,457)
Cost of shares held in treasury (408,024 shares)	(6,865)	(6,865)
Accumulated other comprehensive loss	(108,542)	(176,707)
Total Live Nation stockholders’ equity	1,181,196	1,126,016
Noncontrolling interests	236,948	223,500
Total equity	1,418,144	1,349,516
Total liabilities and equity	$7,504,263	$6,764,266

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2017	2016	2015
	(in thousands except share and per share data)
Revenue	$10,337,448	$8,354,934	$7,245,731
Operating expenses:
Direct operating expenses	7,748,791	6,082,708	5,196,473
Selling, general and administrative expenses	1,907,723	1,548,450	1,411,855
Depreciation and amortization	455,534	403,651	397,241
Loss (gain) on disposal of operating assets	(969)	124	845
Corporate expenses	134,972	125,061	107,945
Operating income	91,397	194,940	131,372
Interest expense	106,722	106,506	102,881
Loss on extinguishment of debt	1,048	14,049	—
Interest income	(5,717)	(2,573)	(3,528)
Equity in losses (earnings) of nonconsolidated affiliates	(1,161)	17,802	(1,502)
Other expense (income), net	(115)	10,830	27,168
Income (loss) before income taxes	(9,380)	48,326	6,353
Income tax expense (benefit)	(17,154)	28,029	22,122
Net income (loss)	7,774	20,297	(15,769)
Net income attributable to noncontrolling interests	13,789	17,355	16,739
Net income (loss) attributable to common stockholders of Live Nation	$(6,015)	$2,942	$(32,508)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.48)	$(0.23)	$(0.33)

Weighted average common shares outstanding:
Basic and diluted	204,923,740	202,076,243	200,973,485

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(6,015)	$2,942	$(32,508)
Accretion of redeemable noncontrolling interests	(91,631)	(49,952)	(33,179)
Basic and diluted net loss available to common stockholders of Live Nation	$(97,646)	$(47,010)	$(65,687)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2017	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,774	$20,297	$(15,769)
Reconciling items:
Depreciation	149,634	139,288	134,148
Amortization	305,900	264,363	263,093
Deferred income tax benefit	(71,539)	(7,891)	(9,611)
Amortization of debt issuance costs, discounts and premium, net	13,174	12,594	10,885
Provision for uncollectible accounts receivable and advances	20,295	21,681	19,505
Loss on extinguishment of debt	1,048	14,049	—
Non-cash compensation expense	42,755	32,723	33,361
Unrealized changes in fair value of contingent consideration	18,011	(5,715)	8,010
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	6,898	27,498	9,436
Other, net	67	(3,587)	(11,525)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(133,020)	(146,128)	(67,235)
Increase in prepaid expenses and other assets	(239,065)	(129,748)	(122,872)
Increase in accounts payable, accrued expenses and other liabilities	474,301	193,775	3,480
Increase in deferred revenue	26,773	164,291	52,948
Net cash provided by operating activities	623,006	597,490	307,854
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(19,120)	(17,227)	(28,288)
Investments made in nonconsolidated affiliates	(25,170)	(28,922)	(21,998)
Purchases of property, plant and equipment	(238,435)	(173,827)	(142,491)
Cash paid for acquisitions, net of cash acquired	(47,946)	(211,624)	(89,780)
Purchases of intangible assets	(10,977)	(6,234)	(12,267)
Other, net	14,062	11,357	3,839
Net cash used in investing activities	(327,586)	(426,477)	(290,985)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	60,912	844,451	57,276
Payments on long-term debt including extinguishment costs	(110,855)	(606,831)	(63,569)
Contributions from noncontrolling interests	10,671	88	711
Distributions to noncontrolling interests	(46,036)	(55,131)	(30,645)
Purchases and sales of noncontrolling interests, net	(71,509)	(69,106)	(9,752)
Proceeds from exercise of stock options	51,069	20,299	16,280
Payments for deferred and contingent consideration	(15,883)	(20,539)	(6,770)
Other, net	(5,452)	(14,019)	(7,652)
Net cash provided by (used in) financing activities	(127,083)	99,212	(44,121)
Effect of exchange rate changes on cash and cash equivalents	130,394	(46,759)	(51,652)
Net increase (decrease) in cash and cash equivalents	298,731	223,466	(78,904)
Cash and cash equivalents at beginning of period	1,526,591	1,303,125	1,382,029
Cash and cash equivalents at end of period	$1,825,322	$1,526,591	$1,303,125

SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income	$87,111	$96,678	$92,620
Income taxes, net of refunds	$44,871	$30,312	$44,287